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                                                                    Exhibit 10.1

                                    [Form of] WAIVER AND AGREEMENT dated as of
                           April 1, 2004 (this "Waiver"), to the Credit
                           Agreement dated as of November 28, 2000 (as amended and restated as of June 20, 2002, and as amended by Amendment No. 1 thereto dated as of July 15, 2003, the "Credit Agreement"), among METALDYNE CORPORATION ("Holdings"), METALDYNE COMPANY LLC (the "Parent Borrower"), the Foreign Subsidiary Borrowers party thereto (together with Holdings and the Parent Borrower, the "Borrowers"), the financial institutions party to the Credit Agreement as lenders (the "Lenders"), JPMORGAN CHASE BANK, as Administrative Agent and Collateral Agent, CREDIT SUISSE FIRST BOSTON, as Syndication Agent and COMERICA BANK, FIRST UNION NATIONAL BANK, NATIONAL CITY BANK and BANK ONE, NA, each as Documentation Agent.

   A. The Borrowers have requested that the Required Lenders agree to waive certain provisions of the Credit Agreement as set forth herein.

   B. The Required Lenders are willing so to waive such provisions of the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

   C. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

         SECTION 1. Waivers. (a) The Required Lenders hereby waive the obligation to deliver (i) the consolidated balance sheets and related statements of operations, stockholders' equity and cash flows as of the end of and for fiscal year 2003 required to be delivered by Section 5.01(a) of the Credit Agreement (the "2003 Financial Statements"), (ii) the consolidated balance sheets and related statements of operations, stockholders' equity and cash flows as of the end of and for the fiscal quarter ending March 31, 2004 required to be delivered by Section 5.01(b) of the Credit Agreement (collectively with the 2003 Financial Statements, the "Covered Financial Statements") and (iii) the certificate required to be delivered by Section 5.01(d)(i) of the Credit Agreement, but only to the extent such certificate relates to or would cover any of the Covered Financial Statements, in each case until the earlier of (x) the date on which (A) an event of default occurs under any Material Indebtedness (other than the Indentures (as defined below), the Credit Agreement, the Permitted Receivables Financing and lease agreements) or (B) a notice of termination is delivered under any lease agreement that constitutes or would constitute Material Indebtedness, in each case for failure to deliver any of the Covered Financial Statements, (y) the date that is 30 days after the date on which a notice of default for failure to deliver any of the Covered Financial Statements is delivered pursuant to any of the indentures (the "Indentures") with respect to the 10% Senior Notes due 2013, the 11% Senior Subordinated Notes due 2012 or the 10% Senior Subordinated Notes originally issued to an Affiliate of DaimlerChrysler Inc. (provided that (i) no Revolving Loan (other than Revolving Loans related to an LC Disbursement in

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respect of any Letter of Credit that is outstanding on the date that this Waiver becomes effective) shall be made and (ii) no Letters of Credit shall be issued, in each case under the Credit Agreement, following the delivery of any such notice of default under this clause(y)) or (z) June 1, 2004 (the period commencing on the date this Waiver becomes effective and ending on the earlier of the dates referred to in clauses (x), (y) and (z) of this Section being referred to herein as the "Covered Period").

         (b) The Required Lenders hereby waive, during the Covered Period, the application of all representations and warranties in Article III of the Credit Agreement and in any certificates delivered under the Credit Agreement to the extent such representations and warranties relate to the Internal Evaluation (as defined below), except to the extent that the facts relating to the matters that are the subject of the Internal Evaluation become materially inconsistent with such facts previously disclosed to the Administrative Agent, and such inconsistency is materially adverse to the Lenders.

         (c) The Required Lenders hereby waive, during the Covered Period, any Default arising from (i) the failure of the Borrowers to comply with the requirements of Sections 5.01(a), 5.01(b) and 5.01(d)(i) of the Credit Agreement (to the extent limited by Section 1(a)(iii) above) and (ii) the application of any of the representations and warranties in Article III of the Credit Agreement and in any certificates delivered under the Credit Agreement (to the extent limited by Section 1(b) above).

         (d) The waivers provided for by paragraphs (a), (b) and (c) above shall terminate and expire at 11:59 p.m., New York City time, on the final day of the Covered Period, and at all times thereafter the Credit Agreement shall apply in all respects, and the Administrative Agent and the Lenders shall have all such rights and remedies, as if such waiver had never been granted.

         SECTION 2. Representations and Warranties. The Borrowers represent and warrant to the Administrative Agent and to each of the Lenders that:

         (a) This Waiver has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding obligation of each Loan Party party hereto, enforceable against such Loan Party in accordance with its terms.

         (b) After giving effect to this Waiver, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

         (c) After giving effect to this Waiver, no Default has occurred and is continuing.

         (d) The Parent Borrower's press release dated as of March 29, 2004, attached hereto as Annex A (such matters that are described therein collectively and all matters reasonably related thereto are referred to herein as the "Internal Evaluation") states all material facts, and does not omit to state any material facts, necessary to make

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the statements concerning the Internal Evaluation misleading in any material respect, in light of the circumstances in which they were made, as of the date hereof.

         SECTION 3. Waiver Fee. In consideration of the agreements of the Required Lenders contained in this Waiver, the Parent Borrower agrees to pay to the Administrative Agent, for the account of each Lender that delivers an executed counterpart of this Waiver prior to 5:00 p.m., New York City time, on April 1, 2004, a waiver fee (the "Waiver Fee") equal to 10 basis points on the aggregate amount of the Commitments and outstanding Term Loans of such Lender.

         SECTION 4. Conditions to Effectiveness. This Waiver shall become effective as of April 1, 2004, when (a) the Administrative Agent shall have received (i) counterparts of this Waiver that, when taken together, bear the signatures of Holdings, the Parent Borrower and the Required Lenders and (ii) the Waiver Fee, (b) the representations and warranties set forth in Section 2 hereof are true and correct (as set forth on an officer's certificate delivered to the Administrative Agent) and (c) all fees and expenses required to be paid or reimbursed by the Borrowers pursuant hereto or to the Credit Agreement or otherwise, including all invoiced fees and expenses of counsel to the Administrative Agent shall have been paid or reimbursed, as applicable.

         SECTION 5. Credit Agreement. Except as specifically waived hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. Without limiting the generality of the foregoing, the waivers contemplated under Section 1(a), (b) and (c) above shall not affect the obligations of the Parent Borrower to deliver other certificates required by the Credit Agreement except as specifically set forth in Section 1(a), (b) or (c), provided that the Administrative Agent may take such actions reasonably requested by the Parent Borrower with respect to delivery of such required certificates to other Lenders to the extent necessary to ensure that the Parent Borrower is in compliance with Regulation FD of the Securities Exchange Act of 1934. This Waiver shall be a Loan Document for all purposes.

         SECTION 6. APPLICABLE LAW. THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 7. Counterparts. This Waiver may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed signature page to this Waiver by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Waiver.

         SECTION 8. Expenses. The Parent Borrower agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Waiver, including the fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

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         SECTION 9. Headings. The headings of this Waiver are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.